Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$19,536,000.00	100.00%	$19,536,000.00	$1,392.92(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $57,265.95 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $1,392.92 registration fee for this offering, $55,873.03 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 481 dated January 19, 2010
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated January 7, 2010
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$2,984,000.00 12.75% Enhanced Yield Securities linked to the common stock of Arch Coal, Inc. due July 21, 2010

$4,478,000.00 11.75% Enhanced Yield Securities linked to the common stock of Chesapeake Energy Corporation due April 21, 2010

$5,329,000.00 11.50% Enhanced Yield Securities linked to the common stock of Freeport-McMoRan Copper & Gold Inc. due April 21, 2010

$2,874,000.00 11.25% Enhanced Yield Securities linked to the common stock of The Mosaic Company due July 21, 2010

$3,871,000.00 8.50% Enhanced Yield Securities linked to the common stock of UnitedHealth Group Incorporated due April 21, 2010

Offering Information

Offerings:

This pricing supplement relates to five separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol

	Arch Coal, Inc.	039380100	NYSE	ACI
	Chesapeake Energy Corporation	165167107	NYSE	CHK
	Freeport-McMoRan Copper & Gold Inc.	35671D857	NYSE	FCX
	The Mosaic Company	61945A107	NYSE	MOS
	UnitedHealth Group Incorporated	91324P102	NYSE	UNH

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Arch Coal, Inc.		July 21, 2010
	Securities linked to Chesapeake Energy Corporation		April 21, 2010
	Securities linked to Freeport-McMoRan Copper & Gold Inc.		April 21, 2010
	Securities linked to The Mosaic Company		July 21, 2010
	Securities linked to UnitedHealth Group Incorporated		April 21, 2010

Valuation Date: (as further described in product supplement no. 2)	Securities linked to Arch Coal, Inc.
Securities linked to Chesapeake Energy Corporation
Securities linked to Freeport-McMoRan Copper & Gold Inc.
Securities linked to The Mosaic Company
	Securities linked to UnitedHealth Group Incorporated	July 14, 2010 April 14, 2010 April 14, 2010 July 14, 2010 April 14, 2010

Interest:	Securities linked to Arch Coal, Inc., 12.75% per annum, payable monthly.

	Securities linked to Chesapeake Energy Corporation, 11.75% per annum, payable monthly.

	Securities linked to Freeport-McMoRan Copper & Gold Inc., 11.50% per annum, payable monthly.

	Securities linked to The Mosaic Company, 11.25% per annum, payable monthly.

	Securities linked to UnitedHealth Group Incorporated, 8.50% per annum, payable monthly.

Interest Payment Dates:	Securities linked to Arch Coal, Inc.	21st of each month, starting February 21, 2010, to and including the Maturity Date
	Securities linked to Chesapeake Energy Corporation	21st of each month, starting February 21, 2010, to and including the Maturity Date
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	21st of each month, starting February 21, 2010, to and including the Maturity Date
	Securities linked to The Mosaic Company	21st of each month, starting February 21, 2010, to and including the Maturity Date
	Securities linked to UnitedHealth Group Incorporated	21st of each month, starting February 21, 2010, to and including the Maturity Date

Initial Stock Price:	Securities linked to Arch Coal, Inc.	$27.29
	Securities linked to Chesapeake Energy Corporation	$28.21
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	$84.60
	Securities linked to The Mosaic Company	$63.04
	Securities linked to UnitedHealth Group Incorporated	$35.13

Knock-in Price:	Securities linked to Arch Coal, Inc.: $20.468, the price that is 25.00% below the initial stock price.

	Securities linked to Chesapeake Energy Corporation: $22.568, the price that is 20.00% below the initial stock price.

	Securities linked to Freeport-McMoRan Copper & Gold Inc.: $67.680, the price that is 20.00% below the initial stock price.

	Securities linked to The Mosaic Company: $47.280, the price that is 25.00% below the initial stock price.

	Securities linked to UnitedHealth Group Incorporated: $28.104, the price that is 20.00% below the initial stock price.

Share Amount:	Securities linked to Arch Coal, Inc.	36.6435
	Securities linked to Chesapeake Energy Corporation	35.4484
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	11.8203
	Securities linked to The Mosaic Company	15.8629
	Securities linked to UnitedHealth Group Incorporated	28.4657

Exchange Listing:	None

Trade Date:	January 19, 2010

Original Issue Date:	January 22, 2010

CUSIP Number:		CUSIP No.
	Securities linked to Arch Coal, Inc.	282645TS9
	Securities linked to Chesapeake Energy Corporation	282645TT7
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	282649BQ4
	Securities linked to The Mosaic Company	282645TV2
	Securities linked to UnitedHealth Group Incorporated	282645TW0

Securities linked to Arch Coal, Inc.	Per Security	Total
Public Offering Price	$1,000.00	$2,984,000.00
Underwriting Discount and Commission(1)	$ 12.50	$ 37,300.00
Proceeds to Eksportfinans ASA	$ 987.50	$2,946,700.00

Securities linked to Chesapeake Energy Corporation	Per Security	Total
Public Offering Price	$1,000.00	$4,478,000.00
Underwriting Discount and Commission(1)	$ 9.00	$ 40,302.00
Proceeds to Eksportfinans ASA	$ 991.00	$4,437,698.00

Securities linked to Freeport-McMoRan Copper & Gold Inc.	Per Security	Total
Public Offering Price	$1,000.00	$5,329,000.00
Underwriting Discount and Commission(1)	$ 9.00	$ 47,961.00
Proceeds to Eksportfinans ASA	$ 991.00	$5,281,039.00

Securities linked to The Mosaic Company	Per Security	Total
Public Offering Price	$1,000.00	$2,874,000.00
Underwriting Discount and Commission(1)	$ 12.50	$ 35,925.00
Proceeds to Eksportfinans ASA	$ 987.50	$2,838,075.00

Securities linked to UnitedHealth Group Incorporated	Per Security	Total
Public Offering Price	$1,000.00	$3,871,000.00
Underwriting Discount and Commission(1)	$ 9.00	$ 34,839.00
Proceeds to Eksportfinans ASA	$ 991.00	$3,836,161.00

(1) In addition to the underwriting discount and commission, the public offering price specified above includes structuring and development costs and the estimated cost of hedging our obligations under the securities. The underwriting discount and commission and structuring and development costs total $21.97 per $1,000.00 principal amount of the securities linked to Arch Coal, Inc., $15.07 per $1,000.00 principal amount of the securities linked to Chesapeake Energy Corporation, $19.57 per $1,000.00 principal amount of the securities linked to Freeport-McMoRan Copper & Gold Inc., $21.77 per $1,000.00 principal amount of the securities linked to The Mosaic Company, and $9.57 per $1,000.00 principal amount of the securities linked to UnitedHealth Group Incorporated. See “Supplemental Plan of Distribution” beginning on page PS-35 of the accompanying product supplement no. 2 dated January 7, 2010.

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated January 7, 2010. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 2 dated January 7, 2010:
  http://www.sec.gov/Archives/edgar/data/700978/000089109210000050/e37460_424b2.htm
  Prospectus supplement and prospectus dated February 5, 2007:
  http://www.sec.gov/Archives/edgar/data/700978/000115697307000181/u51335fv3asr.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement no. 2 dated January 7, 2010 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of the underwriting discount and commission and structuring and development costs in the initial public offering price and certain hedging costs are likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Arch Coal, Inc.

The examples are based on the following terms:

  an initial stock price of $27.29;

  a knock-in price of $20.468;

  an interest rate of 12.75%; and

  an investment term of 179 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$13.65	-50.00%	-43.66%	$563.40	-	-
$15.01	-45.00%	-38.66%	$613.40	-	-
$16.37	-40.00%	-33.66%	$663.40	-	-
$17.74	-35.00%	-28.66%	$713.40	-	-
$19.10	-30.00%	-23.66%	$763.40	-	-
$20.468(2)	-25.00%	-18.66%	$813.40	-	-
$21.832	-20.00%	-13.66%	$863.40	6.34%	$1,063.40
$23.20	-15.00%	-8.66%	$913.40	6.34%	$1,063.40
$24.56	-10.00%	-3.66%	$963.40	6.34%	$1,063.40
$25.93	-5.00%	1.34%	$1,013.40	6.34%	$1,063.40
$27.29(3)	0.00%	6.34%	$1,063.40	6.34%	$1,063.40
$28.65	5.00%	6.34%	$1,063.40	6.34%	$1,063.40
$30.02	10.00%	6.34%	$1,063.40	6.34%	$1,063.40
$31.38	15.00%	6.34%	$1,063.40	6.34%	$1,063.40
$32.75	20.00%	6.34%	$1,063.40	6.34%	$1,063.40
$34.11	25.00%	6.34%	$1,063.40	6.34%	$1,063.40
$35.48	30.00%	6.34%	$1,063.40	6.34%	$1,063.40
$36.84	35.00%	6.34%	$1,063.40	6.34%	$1,063.40
$38.21	40.00%	6.34%	$1,063.40	6.34%	$1,063.40
$39.57	45.00%	6.34%	$1,063.40	6.34%	$1,063.40
$40.94	50.00%	6.34%	$1,063.40	6.34%	$1,063.40

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 179-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.75% Enhanced Yield Securities vs. Arch Coal, Inc.*

*	Based on an interest rate of 12.75% per annum and a 179-day term.

Securities linked to Chesapeake Energy Corporation

The examples are based on the following terms:

  an initial stock price of $28.21;

  a knock-in price of $22.568;

  an interest rate of 11.75%; and

  an investment term of 89 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$14.11	-50.00%	-47.10%	$529.05	-	-
$15.52	-45.00%	-42.10%	$579.05	-	-
$16.93	-40.00%	-37.10%	$629.05	-	-
$18.34	-35.00%	-32.10%	$679.05	-	-
$19.75	-30.00%	-27.10%	$729.05	-	-
$21.16	-25.00%	-22.10%	$779.05	-	-
$22.568(2)	-20.00%	-17.10%	$829.05	-	-
$23.98	-15.00%	-12.10%	$879.05	2.90%	$1,029.05
$25.39	-10.00%	-7.10%	$929.05	2.90%	$1,029.05
$26.80	-5.00%	-2.10%	$979.05	2.90%	$1,029.05
$28.21(3)	0.00%	2.90%	$1,029.05	2.90%	$1,029.05
$29.62	5.00%	2.90%	$1,029.05	2.90%	$1,029.05
$31.03	10.00%	2.90%	$1,029.05	2.90%	$1,029.05
$32.44	15.00%	2.90%	$1,029.05	2.90%	$1,029.05
$33.85	20.00%	2.90%	$1,029.05	2.90%	$1,029.05
$35.26	25.00%	2.90%	$1,029.05	2.90%	$1,029.05
$36.67	30.00%	2.90%	$1,029.05	2.90%	$1,029.05
$38.08	35.00%	2.90%	$1,029.05	2.90%	$1,029.05
$39.49	40.00%	2.90%	$1,029.05	2.90%	$1,029.05
$40.90	45.00%	2.90%	$1,029.05	2.90%	$1,029.05
$42.32	50.00%	2.90%	$1,029.05	2.90%	$1,029.05

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 89-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.75% Enhanced Yield Securities vs. Chesapeake Energy Corporation*

*	Based on an interest rate of 11.75% per annum and a 89-day term.

Securities linked to Freeport-McMoRan Copper & Gold Inc.

The examples are based on the following terms:

  an initial stock price of $84.60;

  a knock-in price of $67.680;

  an interest rate of 11.50%; and

  an investment term of 89 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$42.30	-50.00%	-47.16%	$528.43	-	-
$46.53	-45.00%	-42.16%	$578.43	-	-
$50.76	-40.00%	-37.16%	$628.43	-	-
$54.99	-35.00%	-32.16%	$678.43	-	-
$59.22	-30.00%	-27.16%	$728.43	-	-
$63.45	-25.00%	-22.16%	$778.43	-	-
$67.680(2)	-20.00%	-17.16%	$828.43	-	-
$71.91	-15.00%	-12.16%	$878.43	2.84%	$1,028.43
$76.14	-10.00%	-7.16%	$928.43	2.84%	$1,028.43
$80.37	-5.00%	-2.16%	$978.43	2.84%	$1,028.43
$84.60(3)	0.00%	2.84%	$1,028.43	2.84%	$1,028.43
$88.83	5.00%	2.84%	$1,028.43	2.84%	$1,028.43
$93.06	10.00%	2.84%	$1,028.43	2.84%	$1,028.43
$97.29	15.00%	2.84%	$1,028.43	2.84%	$1,028.43
$101.52	20.00%	2.84%	$1,028.43	2.84%	$1,028.43
$105.75	25.00%	2.84%	$1,028.43	2.84%	$1,028.43
$109.98	30.00%	2.84%	$1,028.43	2.84%	$1,028.43
$114.21	35.00%	2.84%	$1,028.43	2.84%	$1,028.43
$118.44	40.00%	2.84%	$1,028.43	2.84%	$1,028.43
$122.67	45.00%	2.84%	$1,028.43	2.84%	$1,028.43
$126.90	50.00%	2.84%	$1,028.43	2.84%	$1,028.43

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 89-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.50% Enhanced Yield Securities vs. Freeport-McMoRan Copper & Gold Inc.*

*	Based on an interest rate of 11.50% per annum and a 89-day term.

Securities linked to The Mosaic Company

The examples are based on the following terms:

  an initial stock price of $63.04;

  a knock-in price of $47.280;

  an interest rate of 11.25%; and

  an investment term of 179 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$31.52	-50.00%	-44.41%	$555.94	-	-
$34.67	-45.00%	-39.41%	$605.94	-	-
$37.82	-40.00%	-34.41%	$655.94	-	-
$40.98	-35.00%	-29.41%	$705.94	-	-
$44.13	-30.00%	-24.41%	$755.94	-	-
$47.280(2)	-25.00%	-19.41%	$805.94	-	-
$50.432	-20.00%	-14.41%	$855.94	5.59%	$1,055.94
$53.58	-15.00%	-9.41%	$905.94	5.59%	$1,055.94
$56.74	-10.00%	-4.41%	$955.94	5.59%	$1,055.94
$59.89	-5.00%	0.59%	$1,005.94	5.59%	$1,055.94
$63.04(3)	0.00%	5.59%	$1,055.94	5.59%	$1,055.94
$66.19	5.00%	5.59%	$1,055.94	5.59%	$1,055.94
$69.34	10.00%	5.59%	$1,055.94	5.59%	$1,055.94
$72.50	15.00%	5.59%	$1,055.94	5.59%	$1,055.94
$75.65	20.00%	5.59%	$1,055.94	5.59%	$1,055.94
$78.80	25.00%	5.59%	$1,055.94	5.59%	$1,055.94
$81.95	30.00%	5.59%	$1,055.94	5.59%	$1,055.94
$85.10	35.00%	5.59%	$1,055.94	5.59%	$1,055.94
$88.26	40.00%	5.59%	$1,055.94	5.59%	$1,055.94
$91.41	45.00%	5.59%	$1,055.94	5.59%	$1,055.94
$94.56	50.00%	5.59%	$1,055.94	5.59%	$1,055.94

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 179-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.25% Enhanced Yield Securities vs. The Mosaic Company*

*	Based on an interest rate of 11.25% per annum and a 179-day term.

Securities linked to UnitedHealth Group Incorporated

The examples are based on the following terms:

  an initial stock price of $35.13;

  a knock-in price of $28.104;

  an interest rate of 8.50%; and

  an investment term of 89 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred

Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$17.57	-50.00%	-47.90%	$521.01	-	-
$19.32	-45.00%	-42.90%	$571.01	-	-
$21.08	-40.00%	-37.90%	$621.01	-	-
$22.83	-35.00%	-32.90%	$671.01	-	-
$24.59	-30.00%	-27.90%	$721.01	-	-
$26.35	-25.00%	-22.90%	$771.01	-	-
$28.104(2)	-20.00%	-17.90%	$821.01	-	-
$29.86	-15.00%	-12.90%	$871.01	2.10%	$1,021.01
$31.62	-10.00%	-7.90%	$921.01	2.10%	$1,021.01
$33.37	-5.00%	-2.90%	$971.01	2.10%	$1,021.01
$35.13(3)	0.00%	2.10%	$1,021.01	2.10%	$1,021.01
$36.89	5.00%	2.10%	$1,021.01	2.10%	$1,021.01
$38.64	10.00%	2.10%	$1,021.01	2.10%	$1,021.01
$40.40	15.00%	2.10%	$1,021.01	2.10%	$1,021.01
$42.16	20.00%	2.10%	$1,021.01	2.10%	$1,021.01
$43.91	25.00%	2.10%	$1,021.01	2.10%	$1,021.01
$45.67	30.00%	2.10%	$1,021.01	2.10%	$1,021.01
$47.43	35.00%	2.10%	$1,021.01	2.10%	$1,021.01
$49.18	40.00%	2.10%	$1,021.01	2.10%	$1,021.01
$50.94	45.00%	2.10%	$1,021.01	2.10%	$1,021.01
$52.70	50.00%	2.10%	$1,021.01	2.10%	$1,021.01

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 89-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 8.50% Enhanced Yield Securities vs. UnitedHealth Group Incorporated*

*	Based on an interest rate of 8.50% per annum and a 89-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Arch Coal, Inc. is one of the largest coal producers in the United States. For the year ended December 31, 2008, Arch Coal, Inc. sold approximately 139.6 million tons of coal, including approximately 6.1 million tons of coal we purchased from third parties, fueling approximately 6% of all electricity generated in the United States. Arch Coal, Inc. sells substantially all of their coal to power plants, steel mills and industrial facilities. At December 31, 2008, Arch Coal, Inc. operated 20 active mines located in each of the major low-sulfur coal-producing regions of the United States. The locations of their mines enables them to ship coal to most of the major coal-fueled power plants, steel mills and export facilities located in the United States. Information filed with the SEC by Arch Coal, Inc. under the Exchange Act can be located by reference to SEC file number 001-13105.

     According to its publicly available documents, Chesapeake Energy Corporation is the largest independent producer of natural gas in the United States. Chesapeake Energy Corporation owns interests in approximately 41,200 producing natural gas and oil wells that are currently producing approximately 2.3 billion cubic feet equivalent (bcfe) per day, 92% of which is natural gas. Chesapeake Energy Corporation’s strategy is focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the U.S. Chesapeake Energy Corporation has been developing expertise in horizontal drilling technology since shortly after their inception in 1989 and have focused almost exclusively on developing natural gas properties in the U.S. since 2000. During the past five years, Chesapeake Energy Corporation has grown from the eighth largest natural gas producer in the U.S. to the largest independent natural gas producer, in large part as a result of their success in finding and developing unconventional natural gas assets. Information filed with the SEC by Chesapeake Energy Corporation under the Exchange Act can be located by reference to SEC file number 001-13726.

     According to its publicly available documents, Freeport-McMoRan Copper & Gold Inc. is a leading international mining company with headquarters in Phoenix, Arizona. Freeport-McMoRan Copper & Gold Inc. is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. Freeport-McMoRan Copper & Gold Inc.’s portfolio of assets includes the Grasberg minerals district in Indonesia, which contains the largest single recoverable copper reserve and the largest single gold reserve of any mine in the world based on the latest available reserve data provided by third-party industry consultants; significant mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. Information filed with the SEC by Freeport-McMoRan Copper & Gold Inc. under the Exchange Act can be located by reference to SEC file number 001-11307-01.

     According to its publicly available documents, The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients for the global agriculture industry. Through their broad product offering, The Mosaic Company is a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. The Mosaic Company serves customers in more than 40 countries. The Mosaic Company has made strategic equity investments in phosphate production facilities and phosphate rock mines in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries, including the top four nutrient-consuming countries in the world. Information filed with the SEC by The Mosaic Company under the Exchange Act can be located by reference to SEC file number 001-32327.

     According to its publicly available documents, UnitedHealth Group Incorporated offers a comprehensive array of consumer-oriented health benefit plans and services for large national employers, public sector employers, mid-sized employers, small businesses and individuals nationwide. UnitedHealth Group Incorporated facilitated access to health care services on behalf of approximately 26 million Americans as of December 31, 2008. With its risk-based product offerings, UnitedHealth Group Incorporated assumes the risk of both medical and administrative costs for its customers in return for a monthly premium, which is typically at a fixed rate for a one-year period. UnitedHealth Group Incorporated also provides administrative and other management services to customers that self-insure the medical costs of their employees and employees’ dependants, for which UnitedHealth Group Incorporated receives a fixed service fee per individual served. Information filed with the SEC by UnitedHealth Group Incorporated under the Exchange Act can be located by reference to SEC file number 001-10864.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following tables set forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for Arch Coal, Inc., Chesapeake Energy Corporation, Freeport-McMoRan Copper & Gold Inc. and UnitedHealth Group Incorporated for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, and 2009 and the period from January 1, 2010 to January 19, 2010. The table for The Mosaic Company sets forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for the period from October 1, 2004 to December 31, 2004, the four calendar quarters in each of 2005, 2006, 2007, 2008, and 2009 and the period from January 1, 2010 to January 19, 2010. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Arch Coal, Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	16.45	13.10	15.70
4/1/2004	6/30/2004	18.50	13.87	18.30
7/1/2004	9/30/2004	18.43	15.05	17.75
10/1/2004	12/31/2004	19.50	15.93	17.77
1/1/2005	3/31/2005	23.77	16.60	21.51
4/1/2005	6/30/2005	27.88	20.15	27.24
7/1/2005	9/30/2005	34.93	25.65	33.75
10/1/2005	12/31/2005	41.10	30.50	39.75
1/1/2006	3/31/2006	44.15	34.31	37.97
4/1/2006	6/30/2006	56.45	37.11	42.37
7/1/2006	9/30/2006	44.13	25.88	28.91
10/1/2006	12/31/2006	37.02	25.85	30.03
1/1/2007	3/31/2007	33.79	27.18	30.69
4/1/2007	6/30/2007	42.08	30.33	34.80
7/1/2007	9/30/2007	37.00	27.76	33.74
10/1/2007	12/31/2007	45.21	32.99	44.93
1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29
1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25
1/1/2010	1/19/2010	28.14	22.61	27.29

Chesapeake Energy Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	13.98	11.71	13.40
4/1/2004	6/30/2004	15.05	12.69	14.72
7/1/2004	9/30/2004	16.24	13.69	15.83
10/1/2004	12/31/2004	18.31	15.18	16.50
1/1/2005	3/31/2005	23.64	15.06	21.94
4/1/2005	6/30/2005	23.98	17.85	22.80
7/1/2005	9/30/2005	38.98	22.90	38.25
10/1/2005	12/31/2005	40.01	26.62	31.73
1/1/2006	3/31/2006	35.57	27.80	31.41
4/1/2006	6/30/2006	33.75	26.81	30.25
7/1/2006	9/30/2006	33.76	28.07	28.98
10/1/2006	12/31/2006	34.27	27.92	29.05
1/1/2007	3/31/2007	31.83	27.27	30.88
4/1/2007	6/30/2007	37.75	30.88	34.60
7/1/2007	9/30/2007	37.15	31.38	35.26
10/1/2007	12/31/2007	41.19	35.25	39.20
1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17
1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.07	25.88
1/1/2010	1/19/2010	29.20	26.93	28.21

Freeport-McMoRan Copper & Gold Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	40.46	31.63	35.22
4/1/2004	6/30/2004	35.91	25.16	29.87
7/1/2004	9/30/2004	37.96	28.42	36.49
10/1/2004	12/31/2004	38.34	30.62	34.68
1/1/2005	3/31/2005	39.82	31.86	36.37
4/1/2005	6/30/2005	37.02	28.94	34.38
7/1/2005	9/30/2005	45.95	34.09	45.13
10/1/2005	12/31/2005	52.34	40.68	50.43
1/1/2006	3/31/2006	60.92	44.16	56.59
4/1/2006	6/30/2006	68.36	41.46	53.30
7/1/2006	9/30/2006	59.92	45.77	51.96
10/1/2006	12/31/2006	62.14	46.44	55.73
1/1/2007	3/31/2007	67.19	48.98	66.19
4/1/2007	6/30/2007	85.50	65.62	82.82
7/1/2007	9/30/2007	110.48	67.08	104.89
10/1/2007	12/31/2007	120.20	85.71	102.44
1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44
1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29
1/1/2010	1/19/2010	90.55	82.60	84.60

The Mosaic Company

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
10/1/2004	12/31/2004	18.10	14.42	15.90
1/1/2005	3/31/2005	16.97	14.22	16.62
4/1/2005	6/30/2005	16.72	12.06	15.16
7/1/2005	9/30/2005	17.52	14.72	15.61
10/1/2005	12/31/2005	15.22	12.19	14.25
1/1/2006	3/31/2006	16.70	13.42	13.98
4/1/2006	6/30/2006	16.83	12.97	15.25
7/1/2006	9/30/2006	16.68	13.67	16.46
10/1/2006	12/31/2006	22.93	15.78	20.81
1/1/2007	3/31/2007	28.10	18.99	25.97
4/1/2007	6/30/2007	39.90	25.76	38.01
7/1/2007	9/30/2007	53.41	31.66	52.14
10/1/2007	12/31/2007	95.08	47.46	91.90
1/1/2008	3/31/2008	116.69	69.17	99.95
4/1/2008	6/30/2008	159.01	92.55	140.96
7/1/2008	9/30/2008	143.13	60.60	66.26
10/1/2008	12/31/2008	69.65	21.37	33.71
1/1/2009	3/31/2009	48.49	30.37	40.90
4/1/2009	6/30/2009	57.80	36.14	43.16
7/1/2009	9/30/2009	54.29	38.37	46.83
10/1/2009	12/31/2009	62.45	43.84	59.73
1/1/2010	1/19/2010	68.25	60.08	63.04

UnitedHealth Group Incorporated

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	32.25	27.73	32.22
4/1/2004	6/30/2004	34.25	29.32	31.13
7/1/2004	9/30/2004	37.36	29.67	36.87
10/1/2004	12/31/2004	44.38	32.50	44.02
1/1/2005	3/31/2005	48.33	42.63	47.69
4/1/2005	6/30/2005	53.63	44.31	52.14
7/1/2005	9/30/2005	56.66	47.80	56.20
10/1/2005	12/31/2005	64.61	53.87	62.14
1/1/2006	3/31/2006	62.93	53.25	55.86
4/1/2006	6/30/2006	56.60	41.44	44.78
7/1/2006	9/30/2006	52.83	44.29	49.20
10/1/2006	12/31/2006	54.40	45.12	53.73
1/1/2007	3/31/2007	57.10	50.51	52.97
4/1/2007	6/30/2007	55.90	50.70	51.14
7/1/2007	9/30/2007	53.85	46.03	48.43
10/1/2007	12/31/2007	59.45	46.59	58.20
1/1/2008	3/31/2008	57.81	33.57	34.36
4/1/2008	6/30/2008	38.33	25.5	26.25
7/1/2008	9/30/2008	33.49	21.00	25.39
10/1/2008	12/31/2008	27.29	14.51	26.60
1/1/2009	3/31/2009	30.25	16.18	20.93
4/1/2009	6/30/2009	29.69	19.85	24.98
7/1/2009	9/30/2009	30.00	23.69	25.04
10/1/2009	12/31/2009	33.25	23.5	30.48
1/1/2010	1/19/2010	35.90	30.97	35.13

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Arch Coal, Inc.	0.10229%	12.648%
Securities linked to Chesapeake Energy Corporation	0.05192%	11.698%
Securities linked to Freeport-McMoRan Copper & Gold Inc.	0.05192%	11.448%
Securities linked to The Mosaic Company	0.10229%	11.148%
Securities linked to UnitedHealth Group Incorporated	0.05192%	8.448%

     Please refer to “Taxation in the United States” beginning on page PS-32 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of January 19, 2010 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental Plan of Distribution” beginning on page PS-35 of the accompanying product supplement no. 2.